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                                          January 16, 1997



VIA EDGAR SYSTEM

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C, 20549

Attention:        Office of Reports and
                  Information Services

            Re: Starrett Corporation (the "Company")

Dir Sir or Madam:

            Transmitted herewith through the EDGAR system, on behalf of Oded Aboodi, OEA Partners and Kadima Partners, is Amendment No. 2 to Schedule 13D relating to their ownership of shares of the Common Stock, par value $1.00 per share, of the Company.

            Concurrently herewith a copy of this Schedule 13D is being sent by certified mail to the Company, at its principal place of business.

                                    Very truly yours,


                                    Martin Klein